UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NMS COMMUNICATIONS CORPORATION
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On September 12, 2008, Steve Gladstone, President of the NMS Communications Platforms business of NMS Communications Corporation (the “Company” or “NMS”) provided the following e-mail to the Company’s customers and partners in connection with the announcement that the Company and Dialogic Corporation (“Dialogic”) had entered into an Asset Purchase Agreement to sell the NMS Communications Platforms business to Dialogic:

Today I am pleased to announce that Dialogic Corporation (“Dialogic”) has signed a definitive agreement with NMS Communications Corporation (“NMS”) to acquire the NMS Communications Platforms business.  Dialogic is a leading provider of open systems platforms that enable innovative mobile, video, IP, and TDM solutions for Network Service Providers and Enterprise Communication Networks.

The combined product set of enabling technologies from NMS and Dialogic will provide the broadest features and capabilities to drive your current product offerings and the strongest foundation for all of your next generation developments. Dialogic is committed to continued investment in communications and media processing products and plans to leverage the acquired assets and its existing core technologies to continue providing you world-class enabling technology, and solutions platforms.  We believe this acquisition, when completed, will offer significant advantages to you with respect to a broader product offering that will help enable critical VoIP, media processing, and signaling deployments in the marketplace.

In addition, we believe that this acquisition will offer significant advantages to you including more localized service and support available under numerous Dialogic® Pro™ services support plans that are geared to meet your specific needs.

We expect the transaction to be completed during the fourth quarter of 2008, subject to the approval of the NMS stockholders, the receipt of required regulatory approvals and other customary closing conditions. We will continue to stay in close touch and keep you informed of additional information as it is available.

Between now and the expected completion of the transaction, there will be no immediate changes to your NMS sales and support contacts and process. Please continue to order products from NMS in the same way that you have to date.  After the closing, as the business transitions to Dialogic, we will give you advanced notice of each change so that you can prepare for the transition. Both Dialogic and NMS are committed to working closely together to ensure your access to the technology, products, and services needed to ensure your ongoing success.

We at NMS appreciate your long term partnership and support, and look forward to continuing to grow our relationship as part of Dialogic. We know that our success depends on your success.

Should you have any questions please feel free to contact me directly, or through your local sales representative.

Thank you,

Steve Gladstone

President

NMS Communications Platforms

Safe Harbor for Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about the impact of the proposed sale of the NMS Communications Platforms business to Dialogic upon customers and the anticipated timing of closing the proposed sale.  These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, approval of the proposed sale of the NMS Communications Platforms business to Dialogic by the NMS’s stockholders, receipt of required regulatory approvals or closing the proposed sale within the anticipated timeframe.  These and other risks are detailed from time to time in NMS’s filings with the Securities and Exchange Commission (the “SEC”), including NMS’s annual report on Form 10-K for the year ended December 31, 2007.  In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change.  Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Important Additional Information Will Be Filed With The SEC

NMS plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.  The proxy statement will contain important information about NMS, Dialogic, the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.  Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by NMS through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from NMS by contacting Karen Cameron at 100 Crossing Boulevard, Framingham, MA, 01702 or 508-271-1000.

NMS, Dialogic, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the NMS Communications Platforms business and the other corporate matters set forth in the proxy statement.  Information regarding NMS’s directors and executive officers and their ownership of NMS Shares is contained in NMS’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement for NMS’s Annual Meeting of Stockholders which was filed with the SEC on April 22, 2008, and is supplemented by other public filings made, and to be made, with the SEC.  A more complete description will be available in the proxy statement filed in connection with the proposed sale of the NMS Communications Platforms business.  Investors and security holders may obtain additional information regarding the direct and indirect interests of NMS, Dialogic, and their respective directors and executive officers with respect to the proposed sale of the NMS Communications Platforms business by reading the proxy statement and other filings referred to above.